UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

MANAGED FUTURES PREMIER WARRINGTON L.P.
 (Exact name of registrant as specified in its charter)

New York	000-52603	20-3845577
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Warrington GP, LLC
200 Crescent Court, Suite 520
Dallas, Texas 75201
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:       (214) 230-2100

522 Fifth Avenue, New York, New York 10036
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of the close of business on March 31, 2015, Managed Futures Premier Warrington L.P. (the “Registrant”) entered into an amendment (“Amendment No. 2”) to the fifth amended and restated limited partnership agreement, dated as of January 30, 2012 as amended by the Amendment No. 1 thereto dated as of November 30, 2012 (together with Amendment No. 2, the “Limited Partnership Agreement”).  Pursuant to Amendment No. 2, effective as of the close of business on March 31, 2015, Warrington GP, LLC was admitted as general partner of the Registrant, Ceres Managed Futures LLC withdrew as general partner of the Registrant, Warrington SLP, LP replaced Warrington Asset Management, LLC as the special limited partner of the Registrant and the references to Citigroup Global Markets Inc., and the agency agreement between Citigroup Global Markets Inc. and the Registrant, were deleted from the Limited Partnership Agreement.
A copy of Amendment No. 2 is filed herewith as Exhibit 3.2.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
3.2	Amendment No. 2 to the Limited Partnership Agreement of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Managed Futures Premier Warrington L.P.

By: Warrington GP, LLC, General Partner

By:	/s/ Scott C. Kimple
Name:	Scott C. Kimple
Title:	Sole Manager

Date:  April 6, 2015